UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001–16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On December 15, 2017, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) adopted amended and restated By-laws (“By-laws”) for the Company, which add Article II, Section 2.10 to permit a stockholder, or a group of up to 20 stockholders, who owns (and continues to own) 3% or more of the Company’s common stock and has continuously owned the Company’s common stock for at least three years to nominate and include in the Company’s proxy materials (relating to an annual meeting of stockholders) candidates for election as directors of the Company. Such stockholder(s) or group(s) of stockholders may nominate up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the notice requirements specified in the By-laws and comply with the other procedural requirements. The By-laws also include related conforming revisions and clarifications.

The foregoing summary of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Crown Castle International Corp., dated December 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: December 15, 2017